                                                                     EXHIBIT 8.1

                        [LETTERHEAD OF RUDNICK & WOLFE]



                                October 31, 1997
                                                                  (312) 368-4000


Evans Withycombe Residential, Inc.
6991 East Camelback Road, Suite A200
Scottsdale, AZ  85251

     Re:  Tax Opinion - REIT Status/Partnership Classification
          ----------------------------------------------------

Ladies and Gentlemen:

     In connection with (A) the Joint Proxy Statement and Prospectus, included in the Registration Statement on Form S-4 (File No. 333-35873) (the "Merger Registration Statement"), relating to the proposed merger (the "Merger") of Evans Withycombe Residential, Inc., a Maryland corporation ("EWR"), with and into Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), and (B) the Consent Solicitation/Prospectus/Information Statement, contained in the Registration Statement on Form S-4 (File No. 333-36053) (the "Partnership Registration Statement"), relating to (1) the proposed contribution of the assets, subject to liabilities, of Evans Withycombe Residential, L.P., a Delaware limited partnership ("EWRLP") to ERP Operating Limited Partnership, an Illinois limited partnership ("ERP Operating Partnership") and (2) the offer by ERP Operating Partnership to holders of units in EWRLP to exchange such units for units of partnership interest in ERP Operating Partnership, (the Merger Registration Statement and the Partnership Registration Statement are referred to herein collectively as the "Registration Statements"), you have requested our opinion, as special counsel to EQR, concerning: (i) the qualification and taxation of EQR as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for the taxable years ended December 31, 1993 through December 31, 1996; (ii) the qualification and taxation of EQR as a REIT under the Code for all taxable years ending after the Effective Time; and (iii) the classification of ERP Operating Partnership as a partnership for federal income tax purposes; and (iv) the classification of EWRLP as a partnership for federal income tax purposes from and after the Effective Time. Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statements.

     In connection with rendering the opinions expressed below, we have examined originals (or copies identified to our satisfaction as true copies of the originals) of the following documents (collectively, the "Reviewed Documents"):

Rudnick & Wolfe

Evans Withycombe Residential, Inc.
October 31, 1997
Page 2


     (a) The Fourth Amended and Restated Limited Partnership Agreement of ERP Operating Partnership, dated as of September 30, 1995, as amended (the "ERP Operating Partnership Agreement");

     (b)  The Registration Statements;

     (c) The Amended and Restated Agreement of Limited Partnership of EWRLP, dated as of August 17, 1994, as amended (the "EWRLP Partnership Agreement"); and

     (d) Such other documents as may have been presented to us by EQR from time to time.


     In addition, we have relied upon (i) EQR's certificate, dated October 31, 1997 (the "EQR Officer's Certificate"), executed by a duly appointed officer of EQR, which is attached hereto as Exhibit A, setting forth certain representations relating to the organization and operation of EQR and ERP Operating Partnership before the Merger and EQR, ERP Operating Partnership, and EWRLP subsequent to the Merger, and (ii) EWR's certificates, dated October 31, 1997 (the "EWR Officer's Certificate"), executed by a duly appointed officer of EWR, which are attached hereto as Exhibit B, setting forth certain representations relating to the organization and operation of EWR and EWRLP before the Merger (collectively, the EQR Officer's Certificate and the EWR Officer's Certificate are referred to herein as the "Officer's Certificates"). For the purposes of our opinion, we have not made an independent investigation of the facts set forth in the documents we reviewed. We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. In the course of our representation of EQR, no information has come to our attention that would cause us to question the accuracy or completeness of the representations contained in the Officer's Certificates or of the Reviewed Documents in a material way.

     In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. We have also assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

Rudnick & Wolfe

Evans Withycombe Residential, Inc.
October 31, 1997
Page 3



     In rendering these opinions, we have assumed that the transactions contemplated by the Reviewed Documents will be consummated in accordance with the terms and provisions of such documents, and that such documents accurately reflect the material facts of such transactions. In addition, the opinions are based on the correctness of the following specific assumptions: (i) prior to the Merger, EQR, ERP Operating Partnership, EWR, and EWRLP each have been operated in the manner described in the partnership agreements of ERP Operating Partnership and EWRLP, respectively (hereinafter, the "Partnership Agreements") or other organizational documents of each such entity, in the Joint Proxy Statement/Prospectus and the Consent Solicitation/Prospectus/Information Statement, and all terms and provisions of such agreements and documents have been complied with by all parties thereto; (ii) following the Merger, EQR, the ERP Operating Partnership, and EWRLP will each be operated in the manner described in the Partnership Agreement or other organizational documents of each such entity, in the Joint Proxy Statement/Prospectus and the Consent Solicitation/Prospectus/Information Statement, and all terms and provisions of such agreements and documents will be complied with by all parties thereto;
(iii) EQR is a duly formed real estate investment trust under the laws of the State of Maryland; and (iv) there has been no change in the applicable laws of the State of Maryland, or in the Code, the regulations promulgated thereunder by the Treasury Department, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. With respect to the last assumption, it should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions. Moreover, the qualification and taxation of EQR as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels and diversity of share ownership and the various qualification tests imposed under the Code, the results of which will not be reviewed by the undersigned. Accordingly, no assurance can be given that the actual results of the operations of EQR for any one taxable year will satisfy such requirements.

     Based upon and subject to the foregoing, it is our opinion that:

     (i) EQR was organized and has operated in conformity with the requirements for qualification as a REIT under the Code for its taxable years ended December 31, 1993 through December 31, 1996; and

     (ii) Assuming the Merger and all other events occur as contemplated in the Agreements and the Registration Statements: (a) EQR's proposed method of operation, as described in the Joint Proxy Statement/Prospectus and the Consent Solicitation/Prospectus/Information Statement, and as represented in the Officer's

Rudnick & Wolfe

Evans Withycombe Residential, Inc.
October 31, 1997
Page 4



          Certificates, will enable it to satisfy the requirements for qualification and taxation as a REIT under the Code for its taxable years ending after the Effective Time; (b) the ERP Operating Partnership will be classified as a partnership, and not as an association taxable as a corporation, for federal income tax purposes under Code Section 7701 and the Treasury Regulations promulgated thereunder; and (c) from and after the Effective Date, EWRLP will be classified as a partnership, and not as an association taxable as a corporation, for federal income tax purposes under Code Section 7701 and the Treasury Regulations promulgated thereunder.

     Other than as expressly stated above, we express no opinion on any issue relating to EQR, the ERP Operating Partnership and EWRLP, or to any investment therein.

     For a discussion relating the law to the facts and the legal analysis underlying the opinion set forth in this letter, we incorporate by reference the discussion of federal income tax issues, which we assisted in preparing, in the respective sections of the Joint Proxy Statement/Prospectus and the Consent Solicitation/Prospectus/Information Statement under the heading "Federal Income Tax Consequences." We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter, and we are not undertaking to update the opinion letter from time to time.

     This opinion letter has been prepared in connection with Section 6.3 of the Merger Agreement. We hereby consent to the use of our name and our opinion under the caption "Federal Income Tax Consequences" in the Joint Proxy
Statement/Prospectus.

                                    Very truly yours,

                                    RUDNICK & WOLFE

                                    /s/ Rudnick & Wolfe

Rudnick & Wolfe

                                   EXHIBIT A
                                   ---------

                      Equity Residential Properties Trust
                           Two North Riverside Plaza
                            Chicago, Illinois 60606

                               October 31, 1997


Rudnick & Wolfe
203 North LaSalle Street
Suite 1800
Chicago, Illinois  60601

     Re: Tax Opinion for Status as a Real Estate Investment Trust/Partnership Classification - Officer's Certificate
          ---------------------------------------

Ladies and Gentlemen:

     In connection with (A) the Joint Proxy Statement and Prospectus, included in the Registration Statement on Form S-4 (File No. 333-35873) (the "Merger Registration Statement"), relating to the proposed merger (the "Merger") of Evans Withycombe Residential, Inc., a Maryland corporation ("EWR"), with and into Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), and (B) the Consent Solicitation/Prospectus/Information Statement, contained in the Registration Statement on Form S-4 (File No. 333-36053) (the "Partnership Registration Statement"), relating to (1) the proposed contribution of the assets, subject to liabilities, of Evans Withycombe Residential, L.P., a Delaware limited partnership ("EWRLP") to ERP Operating Limited Partnership, an Illinois limited partnership ("ERP Operating Partnership") and (2) the offer by ERP Operating Partnership to holders of units in EWRLP to exchange such units for units of partnership interest in ERP Operating Partnership, (the Merger Registration Statement and the Partnership Registration Statement are referred to herein collectively as the "Registration Statements"), we have requested your opinion concerning: (i) the qualification and taxation of EQR as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable year ended December 31, 1993 through December 31, 1996; (ii) the qualification and taxation of EQR as a REIT under the Code for all taxable years ending after the Effective Time; and (iii) the classification of ERP Operating Partnership as a partnership for federal income tax purposes. Unless otherwise specifically defined herein or in Exhibit A attached hereto, all capitalized terms have the meaning assigned to them in the Registration Statements.

     In connection with the issuance of your legal opinion as described above, EQR and/or ERP Operating Partnership hereby make the following representations (intending that Rudnick & Wolfe will rely on such representations in rendering its opinion); all representations made by EQR and ERP Operating Partnership are made for all periods of their existence (or such other periods of time as may be specifically set forth below):

October 31, 1997
Page 2


     1. No interests in ERP Operating Partnership held by a general partner or limited partner have ever been or will be traded on an established securities market or exchange (including an over-the-counter market) or the substantial equivalent thereof.

     2. No interests in EWRLP held by a general partner or limited partner will be traded on an established securities market or exchange (including an over-the-counter market) or the substantial equivalent thereof.

     3. Commencing with its taxable year ending December 31, 1993, EQR timely and properly filed an election to be taxed as a "Real Estate Investment Trust." EQR has not revoked such election and has no present intention to revoke such election.

     4.   EQR has and will be managed by one or more of its trustees.

     5. Beneficial ownership in EQR has been and will be evidenced by transferable shares.

     6. At no time during the last half of any taxable year of EQR have more than 50% in value of EQR's outstanding beneficial interests been owned, directly or indirectly, by or for five or fewer individuals as determined by applying the Attribution Rules.

     7. EQR will take all measures within its control to ensure that at no time during the last half of any taxable year ending after the Effective Time, are more than 50% in value of EQR's outstanding beneficial interests owned, directly or indirectly, by or for five or fewer individuals as determined by applying the Attribution Rules.

     8. Beneficial ownership in EQR was held by 100 or more persons during at least 335 days for the taxable year ending December 31, 1993 (or during a proportionate part of such taxable year if such taxable year was less than twelve months) and for all periods thereafter. EQR will take all measures within its control to ensure that beneficial ownership in EQR is held by 100 or more persons at all times from and after the Effective Time.

     9. Commencing with EQR's taxable year ending December 31, 1993, and for all taxable years ending after the Effective Time, at least ninety-five percent (95%) of the gross income of EQR (excluding gross income from Prohibited Transactions) has been and is expected to be derived from (i) dividends, (ii) interest, (iii) rents from real property,
          (iv) gain from the sale or other disposition of stock, securities

October 31, 1997
Page 3


          and real property (including Interests in Real Property and interests on mortgages on real property), but excluding gain on real property which is Code Section 1221(1) Property, (v) abatements and refunds of taxes on real property, (vi) income and gain derived from Foreclosure Property, (vii) amounts (other than amounts, the determination of which depends in whole or in part on income or profits of any person) received or accrued as consideration for entering into agreements (A) to make loans secured by mortgages on real property or on Interests in Real Property, or (B) to purchase or lease real property (including Interests in Real Property and interests in mortgages on real property), and (viii) gain from the sale or other disposition of Real Estate Assets that is not a Prohibited Transaction.

     10. Commencing with EQR's taxable year ending December 31, 1993, and for all taxable years ending after the Effective Time, at least seventy-five (75%) of the gross income of EQR (excluding gross income from Prohibited Transactions) has been and is expected to be derived from
          (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on Interests in Real Property, (iii) gain from the sale or disposition of real property (including Interests in Real Property and interests in mortgages on real property), but excluding gain from real property which is Code Section 1221(1) Property, (iv) dividends or other distributions on, and gain (other than gain from Prohibited Transactions) from the sale or other disposition of, transferable shares or beneficial certificates in other Real Estate Investment Trusts, (v) abatements and refunds of taxes on real property, (vi) income and gain derived from Foreclosure Property, (vii) amounts (other than amounts, the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (A) to make loans secured by mortgages on real property or on Interests in Real Property or (B) to purchase or lease real property (including Interests in Real Property and interests in mortgages on real property), (viii) gain from the sale or other disposition of a Real Estate Asset which is not a Prohibited Transaction, and (ix) Qualified Temporary Investment Income.

     11. Less than 30% of the gross income of EQR in its taxable years ending December 31, 1993, 1994, 1995 and 1996 was derived from the sale or other disposition of (i) stock or securities held for less than one year; (ii) property in a Prohibited Transaction; and (iii) real property (including Interests in Real Property and interests in mortgages on real property) held for less than four years other than property compulsorily or involuntarily converted (by means of destruction, theft, seizure, requisition, condemnation or threat of imminence thereof) and Foreclosure Property.

October 31, 1997
Page 4


     12. EQR will take all measures within its control to ensure that, for the taxable year ending December 31, 1997, less than 30% of its gross income will be derived from the sale or other disposition of (i) stock or securities held for less than one year; (ii) property in a Prohibited Transaction; and (iii) real property (including Interests in Real Property and interests in mortgages on real property) held for less than four years other than property compulsorily or involuntarily converted (by means of destruction, theft, seizure, requisition, condemnation or threat of imminence thereof) and Foreclosure Property.

     13. Neither EQR nor the ERP Operating Partnership has entered into any agreement or arrangement (and each has taken all measures within its control to ensure that no subsidiary of EQR classified as a Qualified REIT Subsidiary ("QRS") and no Related Partnership, has entered into any agreement or arrangement) in connection with the rental of real property under which amounts payable to EQR, the ERP Operating Partnership, any Related Partnership or QRS are dependent in whole or in part on the income or profits derived from any tenant (or subtenant) of such properties (except that such amounts may be based on a fixed percentage or percentages of gross receipts or sales).

     14. From and after the Effective Time, neither EQR, the ERP Operating Partnership nor EWRLP will enter into any agreement or arrangement (and each will take all measures within its control to ensure that no Related Partnership or QRS will enter into any agreement or arrangement) in connection with the rental of real property under which amounts payable to EQR, the ERP Operating Partnership, EWRLP, any Related Partnership or QRS will depend in whole or in part on the income or profits derived from any tenant (or subtenant) of such properties (except that such amounts may be based on a fixed percentage or percentages of gross receipts or sales).

     15. Neither EQR nor the ERP Operating Partnership has rendered services themselves or through the ERP Operating Partnership, a Related Partnership, or any other affiliate in regard to a real property in which EQR, directly or through the ERP Operating Partnership or a Related Partnership, had an interest that is less than or equal to 50% unless EQR (i) obtained either a ruling from the Internal Revenue Service or an opinion of counsel that the provision of such services would not disqualify the income from such real property as rents from real property or (ii) determined that, if the income from such real property did not qualify as rents from real property, such income (along with other nonqualifying income) would

October 31, 1997
Page 5


          not cause EQR to fail to meet the tests described in representations
          (9) and (10) above.

     16. Neither EQR, the ERP Operating Partnership nor EWRLP will render services themselves or through the ERP Operating Partnership, EWRLP, a Related Partnership, or any other affiliate, in regard to any real property or any real property acquired in the future in which EQR, directly or through the ERP Operating Partnership or a Related Partnership, has an interest that is less than or equal to 50% unless EQR (i) obtains either a ruling from the Internal Revenue Service or an opinion of counsel that the provision of such services will not disqualify the income from such real property as rents from real property or (ii) determines that, if the income from such real property did not qualify as rents from real property, such income (along with other nonqualifying income) would not cause EQR to fail to meet the tests described in representations (9) and (10) above.

     17.  For the taxable years ending December 31, 1993, 1994, 1995 and 1996,
          (i) less than 15% of the rent received by EQR, the ERP Operating Partnership, any Related Partnership or QRS in regard to each of the real properties owned directly or indirectly and/or leased by any of them (the "Properties") was attributable to personal property; and
          (ii) all personal property contained in the Properties was leased under or in connection with a lease of the real property contained in the Properties.

     18. EQR, the ERP Operating Partnership and EWRLP expect that, and each will take all measures within its control to ensure that, for any taxable year ending after the Effective Time, (i) less than 15% of the rent received by EQR, the ERP Operating Partnership, EWRLP, any Related Partnership or QRS in regard to each of the Properties will be attributable to personal property; and (ii) all personal property contained in the Properties will be leased under or in connection with a lease of real property contained in the Properties.

     19. For its taxable years ending December 31, 1993, 1994, 1995 and 1996, no more than a de minimis amount of rent received by EQR, the ERP Operating Partnership or any Related Partnership for the Properties was received or accrued directly or indirectly from any person in which EQR owns (i) in the case of a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total number shares of all classes of stock; or
          (ii) in the case of an entity other than a corporation, an interest of 10% or more in the

October 31, 1997
Page 6


          assets or net profits of such entity. For purposes of this representation, ownership will be determined by taking into account the Modified Attribution Rules.

     20. EQR will take all measures within its control to ensure that, for any of its taxable years ending after the Effective Time, no more than a de minimis amount of rent received by EQR, EWRLP, the ERP Operating Partnership, any Related Partnership or QRS for the Properties will be received or accrued directly or indirectly from any person in which EQR owns (i) in the case of a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total number of shares of all classes of stock; or (ii) in the case of an entity other than a corporation, an interest of 10% or more in the assets or net profits of such entity. For purposes of this representation, ownership will be determined by taking into account the Modified Attribution Rules.

     21. Neither EQR, the ERP Operating Partnership, nor any Related Partnership or QRS or affiliate of any of them has entered into or (in the case of the aforementioned entities and EWRLP) will enter into any agreement or arrangement for the performance of services to tenants of the Properties, other than an agreement or arrangement for services not rendered primarily for the convenience of the tenants of the Properties and customarily furnished or rendered in connection with the rental of real property, pursuant to which (i) an entity that fails to qualify as an Independent Contractor will furnish any services to tenants of the Properties or (ii) EQR, the ERP Operating Partnership or a Related Partnership, QRS or affiliate of any of them derives any income from an entity providing services to Property tenants that is required to qualify as an Independent Contractor.

     22. At the close of each quarter during its existence, at least 75% of the value of the Total Assets of EQR consisted of Real Estate Assets, cash and cash items (including receivables which arise in the ordinary course of EQR's operation but not receivables purchased from another person) and government securities, and not more than 25% of the value of its assets was represented by securities (other than government securities).

     23. EQR will take all measures within its control to ensure that, at the close of each quarter during each taxable year ending after the Effective Time, at least 75% of the value of its Total Assets of EQR will consist of Real Estate Assets, cash and cash items (including receivables which arise in the ordinary course of EQR's operation but not receivables purchased from another person) and government

October 31, 1997
Page 7


          securities, and not more than 25% of the value of its assets was represented by securities (other than government securities).

     24. At the close of each quarter during its existence, EQR has not owned (either directly or indirectly through ERP Operating Partnership, or any Related Partnership or other affiliate) securities in any one issuer having an aggregate value in excess of 5% of the value of the Total Assets of EQR.

     25. EQR will take all measures within its control to ensure that, at the close of each quarter of each taxable year ending after the Effective Time, it does not own (either directly or indirectly through ERP Operating Partnership, EWRLP, or any Related Partnership or other affiliate) securities in any one issuer having an aggregate value in excess of 5% of the value of the Total Assets of EQR.

     26. At no time has EQR owned (either directly or indirectly through the ERP Operating Partnership or any Related Partnership or other affiliate) any securities in any issuer representing in excess of 10% of the outstanding voting securities of such issuer, unless such issuer is a Qualified REIT Subsidiary.

     27. EQR will take all measures within its control to ensure that, at the close of each quarter of each taxable year ending after the Effective Time, it will not own (either directly, or indirectly, through ERP Operating Partnership, EWRLP, or any Related Partnership or other affiliate) any securities in any issuer representing in excess of 10% of the outstanding voting securities of such issuer, unless such issuer is a Qualified REIT Subsidiary.

     28. EQR, the ERP Operating Partnership and any Related Partnerships have at all times during their existence held the Properties (and all other assets) for investment purposes and not as (i) stock in trade or other property of a kind which would properly be included in inventory if on hand at the close of the taxable year, or (ii) property held primarily for sale to customers in the ordinary course of its trade or business.

     29. EQR, the ERP Operating Partnership, EWRLP and any Related Partnerships will at all times after the Effective Time hold the Properties (and all other assets) for investment purposes and not as (i) stock in trade or other property of a kind which would properly be included in inventory if on hand at the close of the taxable year, or (ii) property held primarily for sale to customers in the ordinary course of its trade or business.

October 31, 1997
Page 8


     30. Commencing with EQR's taxable year ending December 31, 1993, EQR has paid and expects to pay dividends (without regard to capital gains dividends) equal to or in excess of the sum of (i) ninety-five percent (95%) of EQR's REIT Taxable Income for the year (determined without regard to the deduction for dividends paid and by excluding any net capital gain), and (ii) ninety-five percent (95%) of the net income from Foreclosure Property (after the tax imposed thereon by Section 857(b)(4)(A) of the Code), minus (iii) any Excess Noncash Income.

     31. As required by Regulation Section 1.857-8, for each year commencing with EQR's taxable year ending December 31, 1993, EQR (i) has maintained and will maintain the necessary records relating to the actual ownership of its stock, (ii) has made and will make the requisite information requests of its shareholders regarding stock ownership, and (iii) has maintained and will maintain a list of the persons failing or refusing to comply in whole or in part with EQR's demand for statements regarding stock ownership.

     32. EQR has adopted a calendar year accounting period and has not changed nor sought the consent of the Secretary of the Treasury or his delegate to change EQR's accounting period, and from and after the Effective Time, will continue to use a calendar year accounting period and will take all measures within its control to retain a calendar year accounting period.

     33. Any representations herein as to the Properties will also be true with respect to properties acquired by ERP Operating Partnership or any Related Partnership or other affiliate after the date hereof.

     34. None of the liabilities incurred by EQR, ERP Operating Partnership or any Related Partnership during the two-year period immediately preceding the date hereof were incurred in anticipation of any of the transactions described in the Registration Statement.

     35. The undersigned is familiar with the requirements for qualification as a REIT under the Code and believes that (i) EQR has satisfied such requirements for all periods of its existence and (ii) EQR will satisfy such requirements for all periods after the Effective Time.

     36. Neither EQR, ERP Operating Partnership, nor any Related Partnership or other affiliate was notified by the IRS in writing on or before May 8, 1996, that the entity's classification was under examination.

October 31, 1997
Page 9


     37. The undersigned is a duly elected officer of EQR, and will be a duly elected officer of EQR as of the Effective Time. In such capacity, the undersigned has access to relevant information regarding each of the factual matters set forth above and has consulted with other employees and officers of EQR and the ERP Operating Partnership regarding such factual matters, none of whom have disagreed in any respect with any of the representations set forth above.

     38. EQR has advised you of any matter of which it has been advised by independent legal counsel or accounting advisors or of which EQR or its employees is aware that could, if adversely decided, adversely affect EQR's ability to satisfy the requirement for continued taxation as a REIT under the Code.

     The foregoing is provided in connection with the preparation of your opinion. We understand that your opinion will be premised on the basis that all of the facts, representations and assumptions on which you are relying, whether contained herein or elsewhere, are accurate and complete and will be accurate and complete on the date the Registration Statement is filed.


                                    Very truly yours,

                                    EQUITY RESIDENTIAL PROPERTIES TRUST


                                    By:
                                      Name:   Bruce C. Strohm
                                           ------------------
                                      Its:    Executive Vice President
                                          ----------------------------

                                   EXHIBIT A

                                  Definitions
                                  -----------

     "Attribution Rules": the rules of ownership described in Section 856(h) of the Code.

     "Constructive" or "Constructively": the constructive stock ownership rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.

     "Excess Noncash Income": the excess of (i) the sum of (A) all interest, original issue discount and other income includible in income with respect to debt instruments received upon the sale of property over the money and fair market value of property received with respect to such instruments and (B) income recognized upon the disposition of real estate if there is a determination that Section 1031 of the Code (like-kind exchanges) does not apply to the disposition and the failure to satisfy the requirements of Section 1031 of the Code was due to reasonable cause and not willful neglect, over (ii) five percent (5%) of REIT Taxable Income (without regard for the deduction for dividends paid and excluding any net capital gain).

     "Foreclosure Property": any real property (including Interests in Real Property), and personal property incident to such real property, acquired by EQR and/or its affiliates as a result of EQR and/or its affiliates having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was default (or default was imminent) on a lease of such property or on an indebtedness which such property secured; provided that an election for foreclosure property status under Section 856(e)(5) of the Code is in effect with respect to such property and such election has not been terminated under Section 856(e)(4) of the Code. Such term does not include property acquired by EQR and/or its affiliates as a result of indebtedness arising from the sale or other disposition of property of EQR and/or its affiliates which is Section 1221(1) Property which was not originally acquired as foreclosure property.

     "Independent Contractor": means any person other than (i) any person owning (actually or Constructively) more than 35% of the shares of EQR; (ii) any corporation in which persons owning 35% or more of the shares of EQR own (actually or Constructively) more than 35% of the voting power with respect to the stock of such corporation; or (iii) any entity other than a corporation in which persons owning 35% or more of the shares of EQR own actually or Constructively) more than a 35% interest in the assets or net profits of such entity.

     "Interests in Real Property": includes fee ownership and co-ownership of land or improvements thereon, leaseholders of land or improvements thereon, options to acquire land or improvements thereon, and options to acquire leaseholds of land or improvements thereon, but does not include mineral, oil or gas royalty interests.

     "Modified Attribution Rules":  the rules of ownership described in Code
Section 318 as modified by Code Section 856(d)(5).

     "Prohibited Transaction": the sale or other disposition of Section 1221(1) Property, other than Foreclosure Property, unless (i) the property sold was a Real Estate Asset; (ii) EQR and/or its affiliates held the Real Estate Asset for at least four years; (iii) the aggregate expenditures made by EQR and/or its affiliates during the four (4) year period preceding the date of the sale which are includible in the basis of the Real Estate Asset does not exceed thirty percent (30%) of the net selling price of such asset; (iv) (A) during the taxable year EQR and/or its affiliates did not make more than seven sales of property (other than Foreclosure Property) or (B) the aggregate adjusted bases (as determined for purposes of computing earnings and profits) of the REIT's property (other than Foreclosure Property) sold during the taxable year does not exceed ten percent (10%) of the aggregate adjusted bases (as so determined) of all the assets of the REIT as of the beginning of the taxable year; (v) in the case of property, which consists of land or improvements, not acquired through foreclosure (or deed in lieu of foreclosure), or lease termination, EQR and/or its affiliates has held the property for not less than four (4) years for production of rental income; and (vi) if the requirement of clause (iv)(A) is not satisfied, substantially all of the marketing and development expenditures with respect to the property were made through an Independent Contractor from whom EQR and/or its affiliates does not directly or indirectly derive gross income (including but not limited to dividends). For purposes of clause (iv)(B) of the preceding sentence, the REIT will be treated as owning its proportionate share of the adjusted bases of assets owned by its affiliates.

     "Qualified REIT Subsidiary": any corporation if 100 percent of the stock of such corporation is held by EQR.

     "Qualified Temporary Investment Income": any income which (i) is attributable to stock, or a bond, debenture, note, certificate or other evidence of indebtedness (excluding any annuity contract which depends (in whole or in substantial part) on the life expectancy of one or more individuals, or is issued by an insurance company subject to tax under subchapter L of the Code (1) in a transaction in which there is no consideration other than cash or another annuity contract meeting the requirements of this definition, (2) pursuant to the exercise of an election under an insurance contract by a beneficiary owner thereof on the death of the insured party under such contract, or (3) in a transaction involving a qualified pension or employee benefit plan), (ii) is attributable to the temporary investment of new capital (amounts received upon the issuance of stock of EQR or upon a public offering of debt obligations of EQR having maturities of at least five years) received by EQR and (iii) is received or accrued during the one year period beginning on the date EQR received such capital.

     "Real Estate Asset": real property (including Interests in Real Property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other Real Estate Investment Trusts. Such term also includes any property (not otherwise a Real Estate Asset) attributable to the temporary investment of new capital (amounts received upon the issuance of stock of EQR or upon a public offering of debt obligations of EQR having maturities of at least five years), but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date EQR receives such capital.

     "Real Estate Investment Trust": a real estate investment trust which meets the requirements of Sections 856 through 860 of the Code.

     "REIT Taxable Income": "Real estate investment trust taxable income" as defined in Section 857(b) of the Code, which generally equals the taxable income of EQR, computed with the dividends-paid deduction as defined in Section 561 of the Code (except that the portion of such deduction attributable to net income from Foreclosure Property is excluded), excluding any net income from Foreclosure Property, and computed with a deduction for any tax imposed under
Section 857(b)(5) of the Code (i.e., tax on the failure to meet the seventy-five percent (75%) or ninety-five percent (95%) income tests).

     "Related Partnership": any entity classified as a partnership for federal tax purposes in which EQR or the ERP Operating Partnership, directly or indirectly owns an interest.

     "Section 1221(1) Property": stock in trade of EQR and/or its affiliates or other property of a kind which would properly be included in inventory of EQR and/or its affiliates if on hand at the close of the taxable year, or property held by EQR and/or its affiliates primarily for sale to customers in the ordinary course of its trade or business.

     "Total Assets": the gross assets of EQR determined in accordance with generally accepted accounting principles.

RUDNICK & WOLFE

                                   EXHIBIT B
                                   ---------

                           OFFICER'S CERTIFICATE FOR

                       EVANS WITHYCOMBE RESIDENTIAL, INC.

                  REGARDING EVANS WITHYCOMBE RESIDENTIAL, L.P.

                 AND EVANS WITHYCOMBE FINANCE PARTNERSHIP, L.P.

     This Officer's Certificate is given in connection with (i) the Joint Proxy Statement and Prospectus, included in the Registration Statement on Form S-4 (File No. 333-35873) (the "Merger Registration Statement"), relating to the proposed merger (the "Merger") of Evans Withycombe Residential, Inc., a Maryland corporation (the "REIT") with and into Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), and (ii) the Prospectus and Information Statement, contained in the Registration Statement on Form S-4 (File No.333-36053) (the "Partnership Registration Statement"), relating to (A) the proposed contribution of the assets, subject to liabilities, of Evans Withycombe Residential, L.P., a Delaware limited partnership (the "Operating Partnership") to ERP Operating Limited Partnership, an Illinois limited partnership ("ERP") and (B) the the offer by ERP to holders of units in the Operating Partnership to exchange such units for units of partnership interest in ERP.

     Paul R. Fannin, Senior Vice President and Chief Financial Officer of the REIT, hereby certifies that to the best of his knowledge and belief that each of the following statements is true and correct and will be true and correct at the effective time of the Merger. The undersigned understands that the following representations form the basis of the opinions of Rudnick & Wolfe and Gibson, Dunn & Crutcher LLP described in the Merger Registration Statement and the Partnership Registration Statement ( collectively the "Registration Statements"), and any change or inaccuracy in the facts described herein could adversely alter such opinions.

     References herein to the "Partnerships" or "Partnership" include the Operating Partnership, Evans Withycombe Finance Partnership, L.P., a Delaware limited partnership (the "Finance Partnership), McKinley Hills Partners-85, and EW Chandler Limited Partnership.

     Terms not otherwise defined herein have the meanings set forth in Exhibit A hereto. Unless specifically provided otherwise, all the statements below with respect to any entity relate to such entity from the date of its organization until the effective date of the Merger.

     1. Except as provided in the Operating Partnership Agreement, the REIT has not acted and will not be acting as the agent of the limited partners of the Operating Partnership.

     2. The current net worth of the Finance Partnership exceeds $190 million. For purposes of this paragraph 2, "net worth" means the gross fair market value of all assets minus liabilities.

     3. The REIT has contributed to Finance Sub a promissory note (the "Demand Note"), in the aggregate principal amount of $10 million payable to Finance Sub on demand, proceeds from which may be used to satisfy any of Finance Sub's obligations as general partner of the Finance Partnership.

     4. Interests in the Partnerships have not been and will not be listed or traded on an established securities market or exchange (including an over-the-counter market).

     5. No interests in the Partnerships have been or will be issued in a transaction that is registered under the Securities Act of 1933.

     6. None of the Partnerships have had more than 500 partners, and the general partners of the Partnerships will not take any action that could permit the Partnerships to have more than 500 partners (including as partners those persons indirectly owning an interest in the Partnerships through a partnership, S corporation, or grantor trust).

     7. Neither the REIT, Finance Sub nor the Partnerships will participate in or tacitly allow the facilitation of public trading of interests in the Partnerships.

     8. Beginning with the taxable year ending December 31, 1994, ninety percent (90%) or more of the gross income of each of the Partnerships have consisted and will consist of "qualifying income" within the meaning of Section 7704(d) of the Code. "Qualifying income" for this purpose refers to interest, dividends, real property rents, gain from the sale or other disposition of real property, and gain from the sale or other disposition of assets (other than inventory assets) that produce interest or dividends. "Interest" for this purpose excludes any amounts received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person, other than interest based on a fixed percentage of receipts or sales. In addition, gross income from the sale of real property held primarily for sale to customers in the ordinary course of business is not reduced by the cost of such property.

     9. Beginning with the taxable year ending December 31, 1994, with respect to each and every Lease, the amount of rent received or accrued by the Partnerships has not been and will not be based in whole or in part on the income or profits of any person.

     10. With respect to each and every Tenant, neither the Partnerships nor any owner (actual or Constructive) of 10% or more of the outstanding interests in profits or capital of the Partnerships, has been or is expected to be the owner (actual or Constructive) of: (i) in the case of a Tenant that is a corporation, stock of such Tenant possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total number of shares of all classes of stock of such Tenant; or (ii) in the case of a Tenant that is not a corporation, an interest of 10% or more in the assets or net profits of such Tenant.

     11. With respect to every Lease: (i) all personal property leased by the Partnerships has been and will be leased in connection with a lease of real property, and (ii) the rent attributable to any personal property leased in connection with a Lease has been and will be less than 15% of the total rent received or accrued under the Lease. I understand that the amount of rent attributable to personal property is determined under Section 856(d)(1) of the Code, which provides that with respect to each lease of real property, the amount of rent attributable to personal property for a taxable year is the amount that bears the same ratio to the rent for the taxable year as the average of the adjusted basis of personal property at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted basis of both the real property and the personal property at the beginning and at the end of the taxable year. This representation applies only to personal property that is owned (as opposed to leased) by the Partnerships.

     12. The Partnerships have not acted and will not act as lessee of any property for the purpose of subleasing such property to a Tenant.

     13. No Partnership would be or would have been a "regulated investment company" within the meaning of Section 851(a) of the Code if it were a domestic corporation. A "regulated investment company" is a domestic corporation which, at all times during the taxable year, is registered under the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 to 80b-2), as a management company or a unit investment trust, or has in effect an election under such Act to be treated as a business development company, or which is a common trust fund or similar fund excluded by Section 3(c)(3) of such Act from the definition of "investment company" and is not included in the definition of "common trust fund" by Section 584(a) of the Code.

     14. The REIT, the Finance Sub and the Partnerships have no knowledge of facts that are contrary to the following: (i) the Partnerships have been and will be operated in accordance with the terms of the Partnership Agreements and the provisions of the Delaware Revised Uniform Limited Partnership Act (the "Act"), (ii) the Partnership Agreements and the Demand Note are valid and enforceable in accordance with their terms, (iii) no person has made or will to make a market in interests in the Partnerships, (iv) interests in the Partnerships have not been and will not be regularly quoted by persons such as brokers or dealers and (v) holders of interests in the Partnerships have not had and will not have a readily available, regular or ongoing opportunity to buy, sell or exchange such interests (other than with respect to the Redemption Rights) in a time frame and with the regularity and continuity that a secondary market for interests in the Partnerships would provide.

     15. The Partnerships have been and will be operated in accordance with the terms of the Partnership Agreements and the provisions of the Act.

     16. The information set forth in the Registration Statement is true, correct and complete.

     17. As Senior Vice President and Chief Financial Officer, of the REIT, which is (i) the sole general partner of the Operating Partnership, and (ii) the sole shareholder of the Finance Sub, which is the sole general partner of the Finance Partnership, it is my responsibility to have knowledge of the matters described in the above representations.

     IN WITNESS WHEREOF, I have executed this Certificate on this 31st day of October, 1997.

                              /s/ Paul R. Fannin
                              -----------------------------
                              Paul R. Fannin
                              Senior Vice President
                                and Chief Financial Officer

                                   EXHIBIT A

                                  Definitions
                                  -----------

     "Code":  the Internal Revenue Code of 1986, as amended.

     "Constructive" or "Constructively":  constructive stock ownership rules of
Section 318 of the Code, as modified by Section 856(d)(5) of the Code.

     "Finance Sub": Evans Withycombe Finance, Inc., a Delaware corporation and wholly owned subsidiary of the REIT.

     "Lease":  any lease from which any Partnership derives revenue.

     "Operating Partnership Agreement": the Amended and Restated Agreement of Limited Partnership of Evans Withycombe Residential, L.P., dated as of August 17, 1994.

     "Ownership Interest": in the case of a corporation, stock in such corporation, and in the case of any other entity, an interest in the capital or profits of such entity.

     "Partnership Agreements":  the partnership agreements of the Partnerships.

     "Redemption Rights": the right of limited partners of the Operating Partnership to have their partnership interests redeemed by the Operating Partnership in accordance with Section 8.6 of the Operating Partnership Agreement.

                             OFFICER'S CERTIFICATE
                     FOR EVANS WITHYCOMBE RESIDENTIAL, INC.
                      REGARDING CERTAIN INCOME TAX MATTERS

     This Officer's Certificate is given in connection with (i) the Joint Proxy Statement and Prospectus, included in the Registration Statement on Form S-4 (File No. 333-35873) (the "Merger Registration Statement"), relating to the proposed merger (the "Merger") of Evans Withycombe Residential, Inc., a Maryland corporation (the "REIT") with and into Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), and (ii) the Prospectus and Information Statement, contained in the Registration Statement on Form S-4 (File No.333-36053) (the "Partnership Registration Statement"), relating to (A) the proposed contribution of the assets, subject to liabilities, of Evans Withycombe Residential, L.P., a Delaware limited partnership (the "Operating Partnership") to ERP Operating Limited Partnership, an Illinois limited partnership ("ERP") and (B) the offer by ERP to holders of units in the Operating Partnership to exchange such units for units of partnership interest in ERP.

     Paul R. Fannin, Senior Vice President and Chief Financial Officer of the REIT, hereby certifies that to the best of his knowledge and belief that each of the following statements is true and correct and will be true and correct at the effective time of the Merger. The undersigned understands that the following representations form the basis of the opinions of Rudnick & Wolfe and Gibson, Dunn & Crutcher LLP described in the Merger Registration Statement and the Partnership Registration Statement (collectively the "Registration Statements"), and any change or inaccuracy in the facts described herein could adversely alter such opinions.

     References herein to the "Company" include the REIT, Evans Withycombe Finance, Inc. (the "Finance Sub") as well as the Partnerships. References to the Partnerships include Operating Partnership, Evans Withycombe Finance Partnership, L.P., a Delaware limited partnership (the "Finance Partnership"), McKinley Hills Partners-85, and EW Chandler Limited Partnership.

     Terms not otherwise defined herein have the meanings set forth in Exhibit A hereto. Unless specifically provided otherwise, all the statements below with respect to any entity relate to such entity from the date of its organization until the effective date of the Merger.

     1. The information set forth in the Registration Statements is true, correct and complete.

     2. One hundred (100) or more persons have held, and, until the effective date of the Merger will hold, the beneficial ownership of the outstanding stock of the REIT.

     3. Since the date of incorporation, five or fewer Persons have not owned, and until the effective date of the Merger will not own, after applying the Attribution Rules, more than fifty percent (50%) of the REIT's outstanding stock.

     4. Commencing with its taxable year ending December 31, 1994, the REIT timely and properly filed an election to be a taxed as "Real Estate Investment Trust." The REIT has not revoked such election and has no present intention to revoke such election.

     5. The REIT has not owned and does not anticipate to own an actual or Constructive interest in any corporation, partnership, association, trust, joint venture, limited liability company or other entity other than its actual or Constructive interests in the Partnerships, the Finance Sub, the Management Company, and the trusts established by the Finance Partnership to facilitate the borrowing by the Finance Partnership.

     6. With respect to each and every Lease, the amount of rent received or accrued by the Company has not been, and will not be based in whole or in part on the income or profits of any person.

     7. With respect to each and every Tenant, neither the Company, nor any owner (actual or Constructive) of 10% or more of the outstanding Common Stock of the REIT, has been, or is expected to be the owner (actual or Constructive) of:
(i) in the case of a Tenant that is a corporation, stock of such Tenant possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total number of shares of all classes of stock of such Tenant; or (ii) in the case of a Tenant that is not a corporation, an interest of 10% or more in the assets or net profits of such Tenant.

     8. With respect to every Lease: (i) all personal property leased by the Company has been and will be leased in connection with a lease of real property, and (ii) the rent attributable to any personal property leased in connection with a Lease has been and will be less than 15% of the total rent received or accrued under the Lease. I understand that the amount of rent attributable to personal property is determined under Section 856(d)(1) of the Code, which provides that with respect to each lease of real property, the amount of rent attributable to personal property for a taxable year is the amount that bears the same ratio to the rent for the taxable year as the average of the adjusted basis of personal property at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted basis of both the real property and the personal property at the beginning and at the end of the taxable year. This representation applies only to personal property that is owned (as opposed to property leased) by the Company.

     9. The Company has not acted and will not act as lessee of any property for the purpose of subleasing such property to a Tenant.

     10. No Partnership has leased or will lease or sublease personal property that is not owned by it. All personal property provided or made available to a Tenant by the Management Company has been and will be leased by the Management Company acting on its own behalf and not as agent for the Partnerships, and the Management Company has separately charged and will separately charge the Tenant therefor.

     11. The Company will not receive "excess rentals" from a Tenant. "Excess rentals" means rent payable pursuant to a Lease in an amount that is greater than the rent that would be payable under the Lease but for the existence of a provision obligating the Tenant to pay over all or a portion of any rent received by that Tenant from a subtenant or assignee of that Tenant.

     12. One hundred percent (100%) of the stock of the Finance Sub has been and will be held by the REIT at all times during the existence of the Finance Sub.

     13. For purposes of the following representations, income, deductions, credits and other tax items of the REIT shall be deemed to include the REIT's share of such items of the Partnerships, based on the REIT's proportionate direct or indirect capital interest in such entities. Furthermore, for this purpose the REIT will be treated as owning directly the assets owned by the Finance Sub:

          (a) Commencing with the REIT's taxable year ending December 31, 1994, at least ninety-five percent (95%) of the gross income of the REIT

     (excluding gross income from Prohibited Transactions) has been and is expected to be derived from (i) dividends, (ii) interest, (iii) rents from real property, (iv) gain from the sale or other disposition of stock, securities and real property (including Interests in Real Property and interests in mortgages on real property), but excluding gain on real property which is Section 1221(1) Property, (v) abatements and refunds of taxes on real property, (vi) income and gain derived from Foreclosure Property, (vii) amounts (other than amounts, the determination of which depends in whole or in part on income or profits of any person) received or accrued as consideration for entering into agreements (A) to make loans secured by mortgages on real property or on Interests in Real Property, or
     (B) to purchase or lease real property (including Interests in Real Property and interests in mortgages on real property), and (viii) gain from the sale or other disposition of Real Estate Assets that is not a Prohibited Transaction;

          (b) Commencing with the REIT's taxable year ending December 31, 1994, at least seventy-five percent (75%) of the gross income of the REIT (excluding gross income from Prohibited Transactions) has been and is expected to be derived from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on Interests in Real Property, (iii) gain from the sale or disposition of real property (including Interests in Real Property and interests in mortgages on real property), but excluding gain from real property which is Section 1221(1) Property, (iv) dividends or other distributions on, and gain (other than gain from Prohibited Transactions) from the sale or other disposition of, transferable shares or beneficial certificates in other Real Estate Investment Trusts, (v) abatements and refunds of taxes on real property,
     (vi) income and gain derived from Foreclosure Property, (vii) amounts (other than amounts, the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (A) to make loans secured by mortgages on real property or on Interests in Real Property and interests in mortgages on real property, (viii) gain from the sale or other disposition of a Real Estate Asset which is not a Prohibited Transaction, and (ix) Qualified Temporary Investment Income. Dividends received by the Operating Partnership from the Management Company are not included in clauses (i) through (ix) of this paragraph (b);

          (c) Commencing with the REIT's taxable year ending December 31, 1994, the REIT has derived and expects to derive less than thirty percent (30%) of its aggregate gross income from the sale or other disposition of (i) stock or securities held for less than one year, (ii) property in a Prohibited Transaction, and (iii) real property (including Interests in Real Property and interests in mortgages on real property) held for less than four years other than such property that is compulsorily or involuntarily converted (by means of destruction, theft, seizure, requisition, condemnation or threat of imminence thereof) and Foreclosure Property;

          (d) Commencing with the REIT's taxable year ending December 31, 1994, the REIT has paid and expects to pay dividends (without regard to capital gains dividends) equal to or in excess of the sum of (i) ninety-five percent (95%) of the REIT's REIT Taxable Income for the year (determined without regard to the deduction for dividends paid and by excluding any net capital gain), and (ii) ninety-five percent (95%) of the net income from

     Foreclosure Property (after the tax imposed thereon by Section 857(b)(4)(A) of the Code), minus (iii) any Excess Noncash Income; and

          (e) Commencing with the REIT's taxable year ending December 31, 1994, the dividends paid and to be paid by the REIT on the Common Stock were and will be made pro rata, with no preference to any share of the Common Stock as compared with other such shares.

     14. For purposes of the following representations, assets of the REIT shall be deemed to include the REIT's share of assets owned by the Partnerships, based on the REIT's proportionate direct or indirect capital interest in such entities. Furthermore, for this purpose the REIT will be treated as owning directly the assets owned by the Finance Sub:

          At the close of each quarter of each taxable year commencing with the REIT's taxable year ending December 31, 1994 (i) at least seventy-five percent (75%) of the value of the combined total assets of the REIT has been and will be represented by Real Estate Assets, cash and cash items, (including receivables), and U.S. Government securities, (ii) not more than twenty-five percent (25%) of the value of the REIT's total assets has been or will be represented by securities (other than those described in clause
     (i) above), and (iii) with respect to those assets described in clause (ii) above, the value of any one issuer's securities owned by the REIT (including but not limited to the Management Company) has not exceeded and will not exceed five percent (5%) of the value of the REIT's total assets and the REIT has not owned and will not own more than ten percent (10%) of any one issuer's outstanding voting securities.

     15. The REIT, the Finance Sub, and the Partnerships have not earned and will not earn fees for services performed, or other income (whether or not through a manager) not described in clauses (i) through (viii) of paragraph 13(a) above, other than with respect to (i) Foreclosure Property and (ii) income, if any attributable to reimbursements paid by the Operating Partnership and Finance Partnership to the REIT pursuant to the terms of the Partnership Agreements.

     16. The Company has not provided and will not provide, and has not engaged and will not engage any entity that fails to qualify as an "independent contractor" to furnish, any services to any Tenant that are other than services of the type that are "usually or customarily rendered" in connection with the rental of space for occupancy only and not otherwise considered "rendered to the occupant" within the meaning of Section 1.512(b)-1(c)(5) of the Treasury Regulations. The Company has not received and will not receive any income, directly or indirectly, from such contractor, including but not limited to administrative or other fees, interest and dividends. For this purpose, an "independent contractor" is a person other than (i) any person owning (actually or Constructively) more than 35% of the stock of the REIT; (ii) any corporation in which persons owning 35% or more of the stock of the REIT own (actually or Constructively) more than 35% of the voting power with respect to the stock of such corporation; or (iii) any entity other than a corporation in which persons owning persons owning 35% or more of the stock of the REIT own (actually or Constructively) more than 35% interest in the assets or net profits of such entity.

     17. No independent contractor providing services to Tenants has had or will have any operating employees in common with the Company.

     18. The services described in the draft private letter ruling request dated August 16, 1994 prepared by the REIT sets forth in complete detail the services that have been provided and are expected to be provided to by the Partnerships and the Management Company to Tenants.

     19. As required by Treasury Regulation Section 1.857-8, for each year commencing with the REIT's taxable year ending December 31, 1994, the REIT (i) has maintained and will maintain the necessary records relating to the actual ownership of its stock, (ii) has made and will make the requisite information requests of its shareholders regarding stock ownership, and (iii) has maintained and will maintain a list of the persons failing or refusing to comply in whole or in party with the Company's demand for statements regarding stock ownership.

     20. The Company has operated and will operate in a manner such that the above representations will continue to be true in the future; provided, however, the Company may operate in a manner different from such representations if it obtains the advice of nationally recognized counsel that such differences will not impair its status as a Real Estate Investment Trust.

     21. The REIT will use its best efforts to monitor ownership of Common Stock in order to ensure compliance with, and will use its best efforts to enforce, the Transfer Restrictions. Specifically, the REIT, as soon as practicable after the date it discovers that a transaction in violation of the Transfer Restrictions has occurred, will inform the Purported Record Owner and, to the extent it is aware of its identity, the Purported Beneficial Owner, of their obligations pursuant to the Charter, including the obligation to surrender to the Trustee of the Trust any Trust Shares and any and all dividends or other distributions received with respect to Trust Shares. The REIT will also take additional action as is reasonably necessary to refuse to give effect to or to prevent such transaction, which may include: (1) refusing to give effect to such transaction on its books; (2) instituting legal proceedings to enjoin the transaction and to recover any Trust Shares and any dividends erroneously paid or distributed; and (3) declaring any votes erroneously cast by the Purported Record Owner to be retroactively invalid. For purposes of this paragraph 21, the terms "Purported Record Owner," "Purported Beneficial Owner," "Trustee," "Trust" and "Trust Shares" shall have the meanings ascribed to such terms in the Charter.

     22. The representations herein take into account the expected income, assets and operations of the Development Properties.

     23.  All shares of stock issued by the REIT are freely transferable.

     24. As Senior Vice President and Chief Financial Officer, of the REIT, which is (i) the sole general partner of the Operating Partnership, and (ii) the sole stockholder of the Finance Sub, which is the sole general partner of the Finance Partnership, it is my responsibility to have knowledge of the matters described in the above representations.

     IN WITNESS WHEREOF, I have executed this Certificate on the 31st day of October, 1997.

                              /s/ Paul R. Fannin
                              -----------------------------
                              Paul R. Fannin
                              Senior Vice President
                                and Chief Financial Officer

                                   EXHIBIT A

                                  Definitions
                                  -----------

     "Attribution Rules": the rules of ownership described in Section 856(h) of the Code.

     "Charter":  The Charter of the REIT.

     "Code":  the Internal Revenue Code of 1986, as amended.

     "Common Stock": Common Stock, $.01 par value per share of Evans Withycombe Residential, Inc.

     "Constructive" or "Constructively":  constructive stock ownership rules of
Section 318 of the Code, as modified by Section 856(d)(5) of the Code.

     "Development Properties": the "Development Communities" and the "Development Rights" as those terms are defined in the Registration Statement.

     "Excess Noncash Income": the excess of (i) the sum of (A) all interest, original issue discount and other income includible in income with respect to debt instruments received upon the sale of property over the money and fair market value of property received with respect to such instruments and (B) income recognized upon the disposition of real estate if there is a determination that Section 1031 of the Code (like-kind exchanges) does not apply to the disposition and the failure to satisfy the requirements of Section 1031 of the Code was due to reasonable cause and not willful neglect, over (ii) five percent (5%) of REIT Taxable Income (without regard for the deduction for dividends paid and excluding any net capital gain).

     "Foreclosure Property": any real property (including Interests in Real Property), and personal property incident to such real property, acquired by the Company as a result of the Company having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was default (or default was imminent) on a lease of such property or on an indebtedness which such property secured; provided that an election for foreclosure property status under Section 856(e)(5) of the Code is in effect with respect to such property and such election has not been terminated under Section 856(e)(4) of the Code. Such term does not include property acquired by the Company as a result of indebtedness arising from the sale or other disposition of property of the Company which is
Section 1221(1) Property which was not originally acquired as foreclosure property.

     "Interests in Real Property": includes fee ownership and co-ownership of land or improvements thereon, leaseholders of land or improvements thereon, options to acquire land or improvements thereon, and options to acquire leaseholds of land or improvements thereon, but does not include mineral, oil or gas royalty interests.

     "Lease":  any lease from which the Company derives revenue.

     "Management Company": Evans Withycombe Management, Inc., an Arizona corporation.

     "Ownership Interest": in the case of a corporation, stock in such corporation, and in the case of any other entity, any interest in the assets or net income of such entity.

     "Partnership Agreements":  the partnership agreements of the Partnerships.

     "Person": an individual, private foundation, charitable trust, and employee pension, profit sharing, stock bonus or supplemental unemployment benefit trust.

     "Prohibited Transaction": the sale or other disposition of Section 1221(1) Property, other than Foreclosure Property, unless (i) the property sold was a Real Estate Asset; (ii) the Company held the Real Estate Asset for at least four years; (iii) the aggregate expenditures made by the Company during the four (4) year period preceding the date of the sale which are includible in the basis of the Real Estate Asset does not exceed thirty percent (30%) of the net selling price of such asset; (iv) (A) during the taxable year the Company did not make more than seven sales of property (other than Foreclosure Property) or (B) the aggregate adjusted bases (as determined for purposes of computing earnings and profits) of the REIT's property (other than Foreclosure Property) sold during the taxable year does not exceed ten percent (10%) of the aggregate adjusted bases (as so determined) of all the assets of the REIT as of the beginning of the taxable year; (v) in the case of property, which consists of land or improvements, not acquired through foreclosure (or deed in lieu of foreclosure), or lease termination, the Company has held the property for not less than four
(4) years for production of rental income; and (vi) if the requirement of clause
(iv)(A) is not satisfied, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor (as defined in paragraph 16 hereof) from whom the Company does not directly or indirectly derive gross income (including but not limited to dividends). For purposes of clause (iv)(B) of the preceding sentence, the REIT will be treated as owning its proportionate share of the adjusted bases of assets owned by other entities in a manner consistent with that described in paragraph 14 hereof.

     "Qualified Temporary Investment Income": any income which (i) is attributable to stock, or a bond, debenture, note, certificate or other evidence of indebtedness (excluding any annuity contract which depends (in whole or in substantial part) on the life expectancy of one or more individuals, or is issued by an insurance company subject to tax under subchapter L of the Code (1) in a transaction in which there is no consideration other than cash or another annuity contract meeting the requirements of this definition, (2) pursuant to the exercise of an election under an insurance contract by a beneficiary thereof on the death of the insured party under such contract, or (3) in a transaction involving a qualified pension or employee benefit plan), (ii) is attributable to the temporary investment of new capital (amounts received upon the issuance of stock of the REIT or upon a public offering of debt obligations of the REIT having maturities of at least five years) received by the REIT and (iii) is received or accrued during the one year period beginning on the date the REIT received such capital.

     "Real Estate Asset": real property (including Interests in Real Property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other Real Estate Investment Trusts. Such term also includes any property (not otherwise a Real Estate Asset) attributable to the temporary investment of new capital (amounts received upon the issuance of stock of the REIT or upon a public offering of debt obligations of the REIT having maturities of at least five years), but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date the REIT receives such capital.

     "Real Estate Investment Trust": a real estate investment trust which meets the requirements of Sections 856 through 860 of the Code.

     "REIT Taxable Income": "Real estate investment trust taxable income" as defined in Section 857(b) of the Code, which generally equals the taxable income of the REIT, computed with the dividends-paid deduction as defined in Section 561 of the Code (except that the portion of such deduction attributable to net income from Foreclosure Property is excluded), excluding any net income from Foreclosure Property, and computed with a deduction for any tax imposed under Section 857(b)(5) of the Code (i.e., tax on the failure to meet the seventy-five percent (75%) or ninety-five percent (95%) income tests).

     "Section 1221(1) Property": stock in trade of the Company or other property of a kind which would properly be included in inventory of the Company if on hand at the close of the taxable year, or property held by the Company primarily for sale to customers in the ordinary course of its trade or business.

     "Tenant":  any person from whom the Company derives gross income.

     "Transfer Restrictions": The restrictions on transfer of capital stock of the REIT as set forth in Article V of the Charter.